UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Offering

On July 7, 2021, Sysorex, Inc. (the “Company”) consummated the initial closing (the “Initial Closing”) of a private placement offering (the “Offering”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of July 7, 2021 (the “Purchase Agreement”), between the Company and forty (40) accredited investors (the “Purchasers”). At the Initial Closing, the Company sold the Purchasers (i) 12.5% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) in an aggregate principal amount of $9,990,000.00 and (ii) warrants (the “Warrants” and together with the Debentures, the “Underlying Securities”) to purchase up to 3,534,751 shares of common stock of the Company (the “Common Stock”), subject to adjustments provided by the Warrants, or units of Common Stock and Common Stock purchase warrants, which represents 100% warrant coverage. The Company received a total of $8,880,000 in gross proceeds at the Initial Offering, taking into account the 12.5% original issue discount, before deducting offering expenses and commissions. The maximum number of shares of Common Stock that may be issued through the conversion of the Debentures and the exercise of the Warrants as of July 7, 2021 (the “Original Issue Date”) is 7,069,502.

The Company may hold one or more subsequent closings at any time prior to August 1, 2021, unless otherwise extended, to sell additional Underlying Securities in an aggregate principal amount up to $5,197,500.00 (including the over-allotment option of $1,687,500).

The Purchase Agreement contains customary representations, warranties, and covenants of the Company, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and its wholly-owned subsidiaries – TTM Digital Assets & Technologies, Inc. and Sysorex Government Services, Inc. (collectively, the “Subsidiaries”) without the prior written consent of the Debenture holders, to incur additional indebtedness, and repay outstanding indebtedness, create or permit liens on assets, redeem its Common Stock, settle outstanding litigation, or enter into transactions with affiliates.

In connection with the Initial Closing, the Company and Joseph Gunnar & Co. LLC, a U.S. registered broker-dealer (“Gunnar”), entered into a placement agency agreement (the “Placement Agency Agreement”), pursuant to which Gunnar agreed to act as the placement agent for the Offering. Pursuant to the terms of the Placement Agency Agreement, the Company agreed to pay Gunnar (i) a cash placement fee of 5% of the gross cash proceeds raised in the Offering from certain friends and family investors agreed to by Gunnar and the Company (the “Friends and Family Investors”), (ii) a cash placement fee of 10% of the gross cash proceeds raised in the Offering from investors other than the Friends and Family Investors, and (iii) the issuance of warrants (the “PA Warrants”) on the terms identical to the Warrants sold in the Offering in an amount equal to 5% of the Underlying Securities sold to Friends and Family Investors and 10% for sales to the other investors.

As a result of the foregoing, the Company paid the Placement Agent an aggregate commission of $888,000 in connection with the Initial Closing. The Company also reimbursed the Placement Agent for $25,296.25 of expenses incurred in connection with the Offering.

Each investor in any subsequent closing will be required to represent that, at the time of the applicable closing, it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the Offering.

Debentures

The Debentures mature on July 7, 2022, subject to a three-month extension upon mutual agreement of the Company and the holder. The Debentures bear interest at 8% per annum payable quarterly on January 1, April 1, July 1, and October 1, beginning on the first such date after the Original Issue Date, subject to certain exceptions provided therein. The Debentures are convertible into shares of Common Stock at any time following the date of issuance and prior to Mandatory Conversion (as defined below) at the conversion price equal to the lesser of: (i) $18.00, subject to adjustment herein and (ii) 80% of the average of the VWAP (as defined in the Debentures) of the Common Stock during the 5 Trading Day (as defined in the Debentures) period immediately prior to the applicable Conversion Date (as defined in the Debentures); provided however, that if at any time after the Original Issue Date there shall be an Event of Default (as defined in the Debentures), the conversion price in effect on any Conversion Date shall be the lesser of: (i) the $18.00, subject to adjustment herein, and (ii) 50% of the average of the VWAP of the Common Stock during the 5 Trading Day period immediately prior to the applicable Conversion Date. The Debentures are subject to mandatory conversion (“Mandatory Conversion”) in the event the Company closes a registered public offering of its Common Stock and receives gross proceeds of not less than $40,000,000 and at the completion of which the Company’s securities are traded on a national exchange (“Qualified Offering”). The Debentures rank senior to all existing and future indebtedness of the Company and the Subsidiaries, except for certain outstanding senior indebtedness. The Company shall covenant not to issue any securities ranking higher or pari-passu to the Debentures. The Debentures also contain certain price protection provisions providing for adjustment of the number of shares of Common Stock issuable upon conversion of the Debentures in case of certain future dilutive events or stock-splits and dividends.

Warrants

The Warrants are exercisable for five years from July 7, 2021, at an exercise price equal to (i) in the event that a Qualified Offering is consummated prior to the exercise of the Warrant, the price per share or unit (if units are offered in the Qualified Offering) at which the Qualified Offering is made (“Qualified Offering Price”), subject to adjustment thereunder, or (ii) in the event that no Qualified Offering has been consummated, the lower of: (A) $18.00 and (B) an amount equal to eighty percent (80%) of the average of VWAP for the Common Stock over the five (5) Trading Days preceding the date of the delivery of the applicable exercise notice. Notwithstanding the above, the “Exercise Price” following the occurrence of an Event of Default shall mean the lower of: (A) $18.00 and (B) an amount equal to fifty percent (50%) of the average of VWAP for the Common Stock over the five (5) Trading Days preceding the date of the delivery of the applicable exercise notice or (C) the Qualified Offering Price. The Warrants have price protection and will be adjusted if the Qualified Offering price is below the exercise price. If there is no effective registration statement covering the resale of the shares underlying the Investor Warrants within six (6) months following the closing of the Qualified Offering: (i) exercise may be via cashless exercise, and (ii) 5% additional Warrants will be issued by the Company to the holders for any portion of each month without such effective registration statement. The Warrants also contain certain price protection provisions providing for adjustment of the amount of securities issuable upon exercise of the Warrants in case of certain future dilutive events or stock-splits and dividends.

Security Agreement and Subsidiary Guarantee

The Company’s obligations under the Purchase Agreement and the Debentures are secured by a first priority lien on all of the assets of the Company and the Subsidiaries pursuant to a Security Agreement, dated July 7, 2021 (the “Security Agreement”) by and among the Company, the Subsidiaries, and the Purchasers. The Company’s obligations under the Debentures are jointly and severally, unconditionally and irrevocably guaranteed by the Subsidiaries having that executed a subsidiary guarantee (the “Guarantee”).

The foregoing description of the terms of Placement Agency Agreement, the Debentures, the Warrants, the Purchase Agreement, the Security Agreement, the Guarantee, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Placement Agency Agreement, the form of Debenture, the form of Warrant, the form of Purchase Agreement, the form of Security Agreement, and the Guarantee, which are included as Exhibits 1.1, 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Offering

Neither the Debentures, the Warrants, the PA Warrants, nor equity securities issuable upon conversion of the Debentures or exercise of the Warrants or the PA Warrants, if any, have been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Debentures, the Warrants, the PA Warrants was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the Debentures, the Warrants, the PA Warrants, and equity securities resulting from their conversion or exercise, if any, contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

The number of issued and outstanding shares of Common Stock as of the Original Issue Date is 143,320,712.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description
1.1	Placement Agency Agreement
4.1	Form of 12.5% Original Issue Discount Senior Secured Convertible Debentures*
4.2	Form of Warrant to purchase shares of common stock or units of common stock and common stock purchase warrants*
10.1	Form of Securities Purchase Agreement*
10.2	Form of Security Agreement*
10.3	Subsidiary Guarantee*

*	Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2021	SYSOREX, INC.

	By:	/s/ Wayne Wasserberg
	Name:	Wayne Wasserberg
	Title:	Chief Executive Officer

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